SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 1, 2005

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Lockheed Martin Corporation elected James M. Schneider to its Board of Directors effective as of December 2, 2005. Mr. Schneider will serve as an independent director of the board. He also will serve on the Audit Committee and the Management Development and Compensation Committee, including the Stock Option Subcommittee.

Mr. Schneider, 53, is senior vice president and chief financial officer of Dell Inc. He joined Dell in September 1996 from MCI Communications Corp. in Washington, D.C. Before joining MCI in 1993, Mr. Schneider was associated with Price Waterhouse for 19 years, including 10 years as a partner.

Mr. Schneider is a graduate of Carroll College in Waukesha, Wisconsin, and is a certified public accountant. He is a member of the board of directors of Dell Financial Services L.P., The Gap, Inc. and General Communication, Inc. He also is a member of the Financial Executives Institute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Associate General Counsel

December 1, 2005